Exhibit 3.1.6



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                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


TYPE  OR  PRINT  CLEARLY  IN  BLACK  INK
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Pursuant  to  Section  33-10-106  of  the  1976  South Carolina Code of Laws, as
amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The  name  of  the  corporation  is  Delta  Woodside  Industries,  Inc.
                                          --------------------------------------

2.   Date  of  Incorporation  May  31,  1972
                              --------------------------------------------------

3.   Agent's  Name  and  Address  William  J.  Hardman, Jr., 100 Augusta Street,
                                  ----------------------------------------------
     Greenville,  SC  29601
     ---------------------------------------------------------------------------

4.   On  January  28, 2002 the corporation adopted the following Amendment(s) of
         ----------------
its Articles of Incorporation: (Type or attach the complete text of each Amendment)

          Effective on February 5, 2002, upon the filing of these Articles of Amendment of the Articles of Incorporation of the Corporation on such date (the "Effective Date"), each four (4) shares of Common Stock of the Corporation then issued and outstanding automatically shall be combined into one (1) share of fully paid and nonassessable Common Stock of the Corporation. The number of authorized shares of the Common Stock and the par value of the Common Stock shall remain unchanged. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on such other price as determined by the Board of Directors of the Corporation.

5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     Set  forth  in  paragraph  4.

6.   Complete  either  "a"  or  "b",  whichever  is  applicable.

    a.   X   Amendment(s)  adopted  by  shareholder  action.
             At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

              Number of    Number of       Number of Votes   Number of Undisputed
Voting        Outstanding  Votes Entitled  Represented at          Shares
Group         Shares       to be Cast      The Meeting      For      or    Against
              -----------  --------------  ---------------  ----------------------
Common        23,324,548   23,324,548      21,063,924       20,672,014    362,138
Stock


  *NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.


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     b.  [ ]   The  Amendment(s)  was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
               Code of Laws, as amended, and shareholder action was not required.


7. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)
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Date:     February  5,  2002             Delta  Woodside Industries, Inc.
          ------------------             ---------------------------------------
                                         Name  of  Corporation
Effective  Hour:  9:00  a.m.
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                                         ---------------------------------------
                                         Signature

                                         William H. Hardman, Jr., VP & Secretary
                                         ---------------------------------------
                                         Type  or  Print  Name  and  Office




                              FILING INSTRUCTIONS
                              -------------------

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

     Filing  Fee                             $  10.00
     Filing  Tax                               100.00
                                               ------
     TOTAL                                    $110.00

     Return  to:  Secretary  of  State
                  P.O.  Box  11350
                  Columbia,  SC  29211


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